                          Independent Auditors' Consent


The Shareholders and Board of Directors of
Travelers Series Fund Inc.:

We consent to the incorporation by reference, in this registration statement, of our reports dated December 10, 2003, on the statements of assets and liabilities, including the schedules of investments, of the portfolios listed below of the Travelers Series Fund Inc. (the "Funds") as of October 31, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the periods described below. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information.


Portfolios                                                 Periods for Financial Highlights
----------                                                 --------------------------------
Smith Barney International All Cap Growth Portfolio        Five years ended October 31, 2003
Smith Barney Large Cap Value Portfolio                     Five years ended October 31, 2003
Smith Barney Large Capitalization Growth Portfolio         Five years ended October 31, 2003
Strategic Equity Portfolio                                 Five years ended October 31, 2003
AIM Capital Appreciation Portfolio                         Five years ended October 31, 2003
Van Kampen Enterprise Portfolio                            Five years ended October 31, 2003
Smith Barney Aggressive Growth Portfolio                   Four years ended October 31, 2003
Smith Barney Mid Cap Core Portfolio                        Four years ended October 31, 2003
MFS Total Return Portfolio                                 Five years ended October 31, 2003
Salomon Brothers Strategic Total Return Bond Portfolio     Five years ended October 31, 2003
Travelers Managed Income Portfolio                         Five years ended October 31, 2003
Pioneer Strategic Income Portfolio                         Five years ended October 31, 2003
Smith Barney High Income Portfolio                         Five years ended October 31, 2003
SB Adjustable Rate Income Portfolio                        September 12, 2003 (commencement of
                                                           operations) to October 31, 2003
Smith Barney Money Market Portfolio                        Five years ended October 31, 2003


                                                                        KPMG LLP


New York, New York
February 25, 2004